Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 12, 2011 related to the financial statements and the effectiveness of internal control over financial reporting, which appears in Cardiovascular Systems, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

July 13, 2012